SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

 [   ]

Preliminary Proxy Statement

 [   ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 [X]

Definitive Proxy Statement

 [   ]

Definitive Additional Materials

 [   ]

Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

ABERDEEN IDAHO MINING COMPANY

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [  ]

$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

  [  ]

$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

  [X]

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)

Title of each class of securities to which transaction applies: None

2)

Aggregate number of securities to which transaction applies: None

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11  (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -$0- no fee is payable pursuant to Rule 0-11(c) (ii)

4)

Proposed maximum aggregate value of transaction: n/a

5)

Total fee paid: $-0-

  [  ]

Fee paid previously with preliminary materials.

  [  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

1)

Amount Previously Paid: n/a

2)

Form, Schedule or Registration Statement No.: n/a

3)

Filing Party: n/a

1)

Date Filed: n/a

ABERDEEN IDAHO MINING COMPANY

Notice of 2003 Annual Meeting of Shareholders

To be Held on December 4, 2003

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of Aberdeen Idaho Mining Company (the "Company"), will be held at 2:00 p.m. (PST), on December 4, 2003, at the Washington Mutual Building, Conference Room A located at 601 W. Main Avenue, Spokane, Washington 99201, to consider and act upon the following matters:

1.

To consider and vote upon the merger of the Company with and into its wholly-owned Nevada subsidiary;

2.

To elect five persons to the Board of Directors of the Corporation to serve for a one-year term or until his respective successor is elected and has qualified;

3.

To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on October 15, 2003 has been fixed as the record date for the determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof.  Only Shareholders of record on the books of the Company at the close of business on October 15, 2003 shall be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. You are therefore urged to complete, date and sign the accompanying Proxy and mail it in the enclosed postage-paid envelope as promptly as possible. Your Proxy is revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.

Thank you for your cooperation.Sincerely,

/s/ Martyn A. Powell, President

ABERDEEN IDAHO MINING COMPANY

601 W. Main Ave., Suite 1017

Spokane, WA 99201

_________________________

PROXY STATEMENT

Relating to

Annual Meeting of Shareholders

to be held on December 4, 2003

_________________________

INTRODUCTION

This Proxy Statement is being furnished by the Board of Directors of Aberdeen Idaho Mining Company (the "Company") to holders of shares of the Company's $0.10 par value Common Stock (the "Common Stock") in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on December 4, 2003, and any adjournment or adjournments thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is first being mailed to Shareholders on or about October 27, 2003.

Management is the beneficial owner or has the authority to vote 2,326,631 shares (approximately 23.6%) of the Company’s outstanding Common Stock.  It is management's intention to vote all of its shares in favor of each matter to be considered by the Shareholders.

PURPOSES OF ANNUAL MEETING

Merger with Subsidiary

At the Annual Meeting, Shareholders entitled to vote (see "Voting at Annual Meeting") will be asked to consider and vote upon the merger of the Company with and into its wholly-owned Nevada subsidiary, Aberdeen Mining Company. If approved, the domicile of the Company will be changed from the State of Idaho to the State of Nevada (see "Merger with Subsidiary").

Election of Directors

At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of three members to the Board of Directors to serve for one-year terms or until their respective successors are elected and qualified (see "Election of Directors").

Other Business

To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

As your vote is important, it is requested that you complete and sign the enclosed Proxy and mail it promptly in the return envelope provided.  Shares cannot be voted at the meeting unless the owner is present to vote or is represented by Proxy.

VOTING AT ANNUAL MEETING

1.

Record Date.  The Board of Directors of the Company has fixed the close of business on October 15, 2003, as the record date for the purpose of determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting.  At the close of business on that date, the Company had 9,866,200  issued and outstanding shares of Common Stock. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting.  Proxies which are submitted but are not voted for or against (because of abstention, broker nonvotes or otherwise) will be treated as present for all matters considered at the meeting.

2.

Solicitation of Proxies.  The accompanying Proxy is solicited on behalf of the Board of Directors of the Company, and the cost of solicitation will be borne by the Company.  Following the original mailing of the Proxies and soliciting materials, directors, officers and employees of the Company  may, but do not presently intend, to solicit Proxies by mail, telephone, telegraph, or personal interviews. The Company may request brokers, custodians, nominees, and other record holders to forward copies of the Proxies and soliciting materials to persons for whom they hold shares of the Company and to request authority for the exercise of Proxies.  In such cases, the Company will reimburse such holders for their reasonable expenses.  The Company does not intend to utilize the services of an outside proxy solicitation firm.

3.

Revocation of Proxy.  Any Proxy delivered in the accompanying form may be revoked by the person executing the Proxy by written notice to that effect received by the Secretary of the Company at any time before the authority thereby granted is exercised, by execution of a Proxy bearing a later date presented at the meeting, or by attendance of such person at the Annual Meeting.

4.

How Proxies will be Voted.  Proxies received by the Board of Directors in the accompanying form will be voted at the Annual Meeting as specified therein by the person giving the Proxy.  If no specification is made with respect to the matters to be voted upon at the meeting, the shares represented by such Proxy will be voted FOR the merger of the Company with and into its wholly–owned Nevada subsidiary; and FOR the nominees to the Board of Directors in the election of Directors.

All shares represented by valid Proxy will be voted at the discretion of the proxy holders on any other matters that may properly come before the meeting.  However, the Board of Directors does not know of any matters to be considered at the meeting other than those specified in the Notice of Meeting.

5.

Voting Power.  Shareholders of the Common Stock of the Company are entitled to one vote for each share held. There is no cumulative voting for directors.

6.

Principal Shareholders.  The following table sets forth the identity of the record owners of more than five percent (5%) of the outstanding shares of any class of the Company as of  October 15, 2003:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Wayne Demeester 2805 220th PL NE Sammamish, WA 98074	1,077,279	10.9%
Common	H.F. Magnuson & Company P.O. Box 469 Wallace, ID 83873	1,039,239	10.5%
Common	John Richards 3601 N. 250 West Provo, Utah 84604	974,265	9.9%
Common	Marty Powell 2024 105th Pl. SE Everett, WA 98208	938,336	9.5%
Common	Robert W. O’Brien 1511 S. Riegel Ct. Spokane, WA 99212	938,295	9.5%
Common	Terrence Dunne 601 W. Main Ave., Ste. 1017 Spokane, WA 99201	931,628	9.4%

The Company does not know of any other person who was the beneficial owner more of than five percent (5%) of the Company's outstanding Common Stock as of October 15, 2003, or as of the date of the preparation of this Proxy Statement.

7.

Required Approvals.  On August 1, 2003 the Board of Directors of the Company unanimously adopted resolutions (1) to form a wholly-owned subsidiary in the State of Nevada to be called Aberdeen Mining Company;  (2) to merge the Company with and into a wholly-owned Nevada subsidiary and thereby change the domicile of the Company from the State of Idaho to the State of Nevada; (3) to elect five persons consisting of Martyn A. Powell, Robert W. O’Brien, James F. Etter, Dale B. Lavigne and Dennis M. O’Brien to the Board of Directors of the Company to serve for a one-year term or until their respective successor are elected and have qualified; and (4) that the Directors recommend that the Company’s Shareholders vote to approve each of the above matters to be submitted to the Shareholders for consideration at the Annual Meeting of Shareholders.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock meeting at which a quorum is present.  "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker nonvotes or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The election of Directors will be accomplished by determining the five nominees receiving the highest total votes.

The proposal to change the Company’s state of domicile from Idaho to Nevada by merging with its wholly-owned Nevada subsidiary will require the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon. Abstentions and broker nonvotes will have the effect of a vote against the proposal with respect changing the Company’s state of domicile.

8.

Dissenters’ Rights. There are no dissenters’ rights applicable to any matters to be considered at the Annual Meeting.

RECENT MARKET PRICES

There is no trading market for the company’s common stock.  As of October 15, 2003, there were approximately 560 holders of record of the Company's Common Stock.

THE FOLLOWING PROPOSALS ARE SUBMITTED TO THE SHAREHOLDERS FOR CONSIDERATION AT THE ANNUAL MEETING OF SHAREHOLDERS:

1.

MERGER WITH SUBSIDIARY

Upon the effective date of the Merger, the Company will be merged with and into its Nevada subsidiary, which will be the surviving company. The name of the Company will become Aberdeen Mining Company.

Each share of the Company’s common stock currently issued and outstanding shall become one share of common stock of the Nevada subsidiary, Aberdeen Mining Company.  After the merger, each shareholder of the Company’ common stock shall have the same number of shares in the surviving Nevada Corporation company that they had immediately before the merger.  There will be no need to exchange the shares of stock you currently hold for shares in the surviving company.

The merger of the Company with and into its wholly-owned subsidiary will have the effect of changing the domicile of the Company from the State of Idaho to the State of Nevada. The Company will thereafter be governed by the laws of the State of Nevada rather than the laws of the State of Idaho. A copy of the Plan of Merger is attached to this Proxy Statement as Exhibit I.

The Company will be governed by the articles of incorporation of the Nevada corporation, a copy of which is attached to this Proxy Statement as Exhibit II. The following discussion identifies the material differences in the capital structure between our current articles of incorporation.

Capital Structure – Common Stock.  The Company is currently authorized to issue 10,000,000 shares of its $.10 par value Common Stock, of which  9,866,200 shares were issued and outstanding and held of record by approximately 560 Shareholders as of October 15, 2003.  The surviving company will have three hundred million (300,000,000) shares of $0.001 par value Common Stock authorized.  The only shares issued and outstanding will be the 9,866,200 shares issued in the merger transaction to the Company’s current shareholders.  The change in par value is significant only in that filing fees in Nevada are based on par value.  If no par value shares exist, Nevada imputes a $10.00 per share par value.  The $0.001 par value was chosen to minimize filing fees.

Management believes that the increased number of authorized shares of Common Stock will provide the Company with an adequate supply of authorized but unissued shares of Common Stock for general corporate needs including obtaining additional financing, possible stock dividends, employee incentive and benefit plans or consummation of acquisitions at times when the Board, in its discretion, deems it advantageous to do so. At present, the Company has no commitment for the issuance of additional shares.

All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights.  Owners of shares of Common Stock are entitled to one vote for each share they own at any Shareholders' meeting.  Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to Shareholders.  There are no conversion, preemptive or other subscription rights or privileges with respect to any shares.  Although the Board of Directors would authorize the issuance of additional shares of Common Stock based on its judgment as to the best interests of the Company and its Shareholders, the issuance of authorized shares of Common Stock could have the effect of diluting the voting power and book value per share of the outstanding Common Stock.

Authorized shares of Common Stock in excess of those shares outstanding will be available for general corporate purposes, may be privately placed and could be used to make a change in control of the Company more difficult.  Under certain circumstances, the Board of Directors could create impediments to, or frustrate, persons seeking to effect a takeover or transfer in control of the Company by causing such shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its shareholders, but in which unaffiliated shareholders may wish to participate.  In this connection, the Board of Directors could issue authorized shares of Common Stock to a holder or holders which, when voted together with the shares held by members of the Board of Directors and the executive officers and their families, could prevent the majority shareholder vote required by the Company's Articles of Incorporation to effect certain matters.  Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of such shares should dilute the Company's book value per share and the Common Stock ownership of such person.  This may be beneficial to management in a hostile tender offer, thus having an adverse impact on shareholders who may want to participate in such tender offer.

The additional authorized shares of Common Stock would, when issued, have the same rights as the issued and outstanding existing shares of Common Stock.  Shareholders of the Company do not have preemptive rights nor will they as a result of the merger.

If the merger is approved, the additional authorized Common Stock would be available for issuance in the future for such corporate purposes as the Board of Directors deems advisable from time to time without the delay and expense incident to obtaining shareholder approval, unless such action is required by applicable law or by the rules of the National Association of Securities Dealers, Inc., or of any stock exchange upon which the Company's shares may then be listed.  It should be noted that subject to the limitations discussed above, all of the types of Board action with respect to the issuance of additional shares of Common Stock that are described in the preceding paragraphs can currently be taken and that the power of the Board of Directors to take such actions would not be enhanced by the merger, although the merger would increase the number of shares of Common Stock that are available for the taking of such action.

The Board of Directors has no present agreement, commitment, plan or intent to issue any of the additional shares provided for in the merger.

Capital Structure – Preferred Stock. We do not now have any class of preferred stock authorized. The articles of incorporation of the surviving company authorizes the Company to issue, from time to time as determined by the Board of Directors, up to 10,000,000 shares of Preferred Stock, with no stated value and a par value of $0.001 per share ("Preferred Shares”)

The Board of Directors is empowered without the necessity of further action or authorization by the Company's Shareholders (unless such action or authorization is required in a specific case by applicable laws or regulations or stock exchange rules) to authorize the issuance of the Preferred Shares from time to time in one or more series or classes, and to fix by resolution the designations, preferences, limitations, and relative rights of each such series or class.  Each series or class of Preferred Shares would, as determined by the Board of Directors at the time of issuance, rank senior to the Company's shares of Common Stock with respect to dividends and redemption and liquidation rights.  Although Preferred Shares are currently authorized by the surviving company’s articles of incorporation, no shares of Preferred Stock are currently outstanding.

The Preferred Shares will provide authorized and unissued shares of preferred stock, which may be used by the Company for any proper corporate purpose.  Such purpose might include, without limitation, issuance as part or all of the consideration required to be paid by the Company in the acquisition of other businesses or properties, or issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations.  There are no transactions currently under review by the Board of Directors, which contemplate the issuance of Preferred Shares.

It is not possible to state the precise effects of the authorization of the Preferred Shares upon the rights of the holders of the Company's Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of each class or series of the Preferred Shares.  Such effects might include, however:  (a) reduction of the amount otherwise available for payment of dividends on Common Stock to the extent dividends are payable on any issued Preferred Shares; (b) restrictions on dividends on the Common Stock; (c) dilution of the voting power of the Common Stock to the extent that the Preferred Shares had voting rights; (d) conversion of the Preferred Shares into Common Stock at such prices as the Board determines, which could include issuance at below the fair market value or original issue price of the Common Stock; and (e) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Shares.

Although the Board of Directors would authorize the issuance of additional Preferred Shares based on its judgment as to the best interests of the Company and its Shareholders, the issuance of authorized Preferred Shares could have the effect of diluting the voting power and book value per share of the outstanding Common Stock.  In addition, the Preferred Shares could, in certain instances, render more difficult or discourage a merger, tender offer or proxy contest and thus potentially have an "anti-takeover" effect, especially if Preferred Shares were issued in response to a potential takeover.  In addition, issuances of authorized Preferred Shares can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of the Company more difficult or more costly.  Such an issuance could deter the types of transactions which may be proposed or could discourage or limit Shareholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the Shareholders, and could enhance the ability of officers and directors to retain their positions.

PROVISION	NEVADA LAW	IDAHO LAW

GENERAL

1. Courts	Nevada has a large body of statutory and case law devoted to corporate law questions.	Idaho has a large body of statutory law dealing with corporations.

DIRECTOR AND OFFICER LIABILITY

1. Director liability limitations

The articles of incorporation and NRS (Nevada Revised Statutes) 78.138 (7) limit liability of a director to the corporation and to stockholders for consequences that are a direct result of official or sanctioned actions.  Also, director or officer, unless directed otherwise by statute, is not liable for debts or liability of corporation unless acting as the alter ego of the corporation.  NRS 78.747 (1).

The IC (Idaho Code) 30-1-202 has provisions eliminating or limiting the liability of a director to the corporation or its shareholders with certain exceptions.

2. Exceptions to director liability limitations.	No limitations on liability or for intentional misconduct, fraud, or knowingly violating the law. NRS 78.138 (7)(b).

(a) The amount of a financial benefit received by a director to which he is not entitled,

(b) An intentional infliction of harm on the corporation or the shareholders,

(c) A violation of section 30-1-833, Idaho Code, or

(d)  An intentional violation of criminal law

3. Indemnification of directors and officers

NRS 78.7502 (1): A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the

Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: is not liable under NRS 78.138, acted in “good faith”, or had no reasonable cause to believe his conduct was unlawful.

IC 30-1-852, Mandatory Indemnification.

A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

IC 30-1-851, Permissible Indemnification.

Except as otherwise provided, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if

    (a)  (i)  He conducted himself in good faith; and

         (ii)  He reasonably believed

              (A)  In the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and

              (B)  In all cases, that his conduct was at least not opposed to the best interests of the corporation; and

         (iii)  In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

    (b)  He engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by law.

4. Advancement of litigation expenses

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if he delivers to the corporation

    (a)  A written affirmation of his good faith belief that he has met the relevant standard of conduct described in section 30-1-851, Idaho Code, or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation; and

    (b)  His written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under section 30-1-852, Idaho Code, and it is ultimately determined that he has not met the relevant standard of conduct.

SALE OF ASSETS

1. Voting requirements for sales of assets.

Unless otherwise provided in the articles of incorporation, every corporation may, by action taken at any meeting of its board of directors, sell, lease or exchange all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions as its board of directors may approve, when and as authorized by the affirmative vote of stockholders holding stock in the corporation entitling them to exercise at least a majority of the voting power given at a stockholders’ meeting called for that purpose.

       Unless otherwise provided in the articles of incorporation, a vote of stockholders is not necessary:

      (a) For a transfer of assets by way of mortgage, or in trust or in pledge to secure indebtedness of the corporation; or

      (b) To abandon the sale, lease or exchange of assets.

Sale Of Assets In Regular Course Of Business And Mortgage Of Assets.

A corporation may, on the terms and conditions and for the consideration determined by the board of directors

    (a)  Sell, lease, exchange, or otherwise dispose of all, or substantially all, of its property in the usual and regular course of business;

    (b)  Mortgage, pledge, dedicate to the repayment of indebtedness, whether with or without recourse, or otherwise encumber any or all of its property whether or not in the usual and regular course of business; or

    (c)  Transfer any or all of its property to a corporation all the shares of which are owned by the corporation.

(2)  Unless the articles of incorporation require it, approval by the shareholders of a transaction described above is not required.

Sale Of Assets Other Than In Regular Course Of Business.

(1) A corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, with or without the good will, otherwise than in the usual and regular course of business, on the terms and conditions and for the consideration determined by the corporation's board of directors, if the board of directors proposes and its shareholders approve the proposed transaction.

2. Amending Certificate or Articles of Incorporation

Amendment Before Issuance of Shares.

At least two-thirds of the incorporators or of the board of directors of any corporation, before issuing any stock, may amend the articles of incorporation of the corporation by signing and filing with the secretary of state a certificate amending, modifying, changing or altering the articles, in whole or in part.

Amendment After Issuance of Shares

Any corporation having stock may amend its articles of incorporation in any of the following respects:

      (a) By addition to its corporate powers and purposes, or diminution thereof, or both.

      (b) By substitution of other powers and purposes, in whole or in part, for those prescribed by its articles of incorporation.

      (c) By increasing, decreasing or reclassifying its authorized stock, by changing the number, par value, preferences, or relative, participating, optional or other rights, or the qualifications, limitations or restrictions of such rights, of its shares, or of any class or series of any class thereof whether or not the shares are outstanding at the time of the amendment, or by changing shares with par value, whether or not the shares are outstanding at the time of the amendment, into shares without par value or by changing shares without par value, whether or not the shares are outstanding at the time of the amendment, into shares with par value, either with or without increasing or decreasing the number of shares, and upon such basis as may be set forth in the certificate of amendment.

      (d) By changing the name of the corporation.

      (e) By making any other change or alteration in its articles of incorporation that may be desired.

      2.  All such changes or alterations may be effected by one certificate of amendment; but any articles of incorporation so amended, changed or altered, may contain only such provisions as it would be lawful and proper to insert in original articles of incorporation, pursuant to NRS

78.035 and 78.037, if the original articles were executed and filed at the time of making the amendment.

Procedure for Amending Articles after issuing stock,

      (a) The board of directors must adopt a resolution setting forth the amendment proposed and declaring its advisability, and either call a special meeting of the stockholders entitled to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of the stockholders entitled to vote on the amendment.

      (b) At the meeting, of which notice must be given to each stockholder entitled to vote pursuant to the provisions of this section, a vote of the stockholders entitled to vote in person or by proxy must be taken for and against the proposed amendment. If it appears upon the canvassing of the votes that stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation, have voted in favor of the amendment, an officer of the corporation shall sign a certificate setting forth the amendment, or setting forth the articles of incorporation as amended, and the vote by which the amendment was adopted.

      2.  If any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment regardless of limitations or restrictions on the voting power thereof.

      3.  Provision may be made in the articles of incorporation requiring, in the case of any specified amendments, a larger proportion of the voting power of stockholders than that required by this section.

  Amendment Before Issuance of Shares.

 If a corporation has not yet issued shares, its incorporators or board of directors may adopt amendments to the corporation's articles of incorporation.

Amendment After Issuance of   Shares

Amendment By Board Of Directors.

Unless the articles of incorporation provide otherwise, a corporation's board of directors may adopt one or more amendments to the corporation's articles of incorporation without shareholder action

 (1)  To extend the duration of the corporation if it was incorporated at a time when limited duration was required by law;

 (2)  To delete the names and addresses of the initial directors;

 (3)  To delete the name and address of the initial registered agent or registered office, if a statement of change is on file or if an annual report has been filed with the secretary of state;

 (4)  To change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding;

 (5)To change the corporate name  by substituting "corporation," "incorporated," "company," "limited," or the abbreviation "corp.," "inc.," "co.," or "ltd.," for a similar word or abbreviation in the name, or by adding, deleting or changing a geographical attribution for the name;

 (6)  To reduce the number of authorized shares solely as a result of a cancellation of treasury shares; or

 (7)  To make any other change expressly permitted by law to be made without shareholder action.

Amendment By Board of Directors and Shareholders.

(1) A corporation's board of directors may propose one or more amendments to the articles of incorporation for submission to the shareholders.

 (2)  For the amendment to be adopted

    (a)  The board of directors must recommend the amendment to the shareholders unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment; and

    (b)  The shareholders entitled to vote on the amendment must approve the amendment .

 (3)  The board of directors may condition its submission of the proposed amendment on any basis.

 (4)  The corporation shall notify each shareholder, whether or not entitled to vote, of the proposed shareholders' meeting in  accordance with section 30-1-705, Idaho Code. The notice of meeting must also state that the purpose, or one (1) of the purposes, of the meeting is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment.

 (5)  Unless this chapter, the articles of incorporation, or the board of directors require a greater vote or a vote by voting groups, the amendment to be adopted must be approved by

    (a)  A majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights; and

    (b)  The votes required by sections 30-1-725 and 30-1-726, Idaho Code, by every other voting group entitled to vote on the amendment.

ELECTIONS; PROCEDURAL MATTERS

1. Preemptive rights

As to corporations formed before October 1, 1991; preemptive rights exist, limited by the articles of incorporation or statute. As to corporations formed after October 1, 1991; preemptive rights do not exist except to the extent that the articles of incorporation provide.

The shareholders of a corporation do not have a preemptive right to acquire the corporation's unissued shares except to the extent the articles of incorporation so provide.

2. Cumulative voting

Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide..

Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide.

3. Removal of directors

Except as otherwise provided by statute, any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two/thirds of the voting power of the issued and outstanding stock entitled to voting power.

In the case of corporations which have provided in their articles of incorporation for the election of directors by cumulative voting, any director or directors who constitute fewer than all of the incumbent directors may not be removed from office at any one time or as the result of any one transaction under the provisions of this section except upon the vote of stockholders owning sufficient shares to prevent each director’s election to office at the time of removal.

The articles of incorporation may require the concurrence of more than two-thirds of the voting power of the issued and outstanding stock entitled to voting power in order to remove one or more directors from office.

All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the articles of incorporation.

The shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause.

If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal.  If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

4. Written consent in lieu of shareholder meeting

Unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

5. Board quorum

Unless the articles of incorporation or the bylaws provide for a greater or lesser proportion, a majority of the board of directors of the corporation then in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business, and the act of directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the board of directors.

Unless the articles of incorporation or the bylaws provide for a greater or lesser proportion, a majority of the board of directors of the corporation then in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business, and the act of directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the board of directors

Tax Aspects

It is management’s belief that pursuant to the Internal Revenue Code Section 368 (a)(1)(F), this change of domicile from Idaho to Nevada will qualify as a tax free exchange as a mere change in identity, form or place of incorporation of one corporation, however effected.

Assuming that the merger of the Company into its wholly-owned subsidiary qualifies as a reorganization within the meaning of Section 368(a) of the Code:

•

No gain or loss will be recognized by a Shareholder of the Company as a result of the merger with respect to shares of the Company converted solely into shares of the surviving company;

•

The tax basis of the shares of stock of the surviving company received by the Company’s Shareholders will be the same as the tax basis of the Company’s stock exchanged therefor;

•

The holding period of the surviving company stock received by the Company’s Shareholders in the merger will include the period during which the Company’s stock surrendered in exchange therefor were held, provided that such shares of the Company were held as capital assets at the effective date of the merger.

No Opinion of Counsel and Advice to Seek Own Tax Adviser

Neither the Company nor the nominees for Director have sought an opinion of counsel with respect to the tax consequences of the transactions to be considered at the meeting. The Company and the nominees do not believe that the reincorporation in Nevada will have any tax consequences to the Company's Shareholders. Shareholders are advised to consult with their own tax advisers or counsel if they have any questions regarding the tax aspects of the transaction.

Board Recommendation

The proposal to merge the Company with its wholly-owned Nevada subsidiary will require the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon. The Board of Directors recommends a vote FOR the change of the Company’s state of domicile from Idaho to Nevada.

2.

ELECTION OF DIRECTORS

At the meeting, five (5) Directors are to be elected who shall hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified. There are no standing audit, nominating or compensation committees of the Board of Directors.

The Proxies appointed in the accompanying Proxy intend to vote, unless directed to the contrary therein, in their discretion, for the election to the Board of Directors of the five persons named below, all of whom management believes are willing to serve the Company in such capacity.  However, if any nominee at the time of election is unable or unwilling to serve, or is otherwise unavailable for election, such that substitute nominees are designated, the Proxies in their discretion intend to vote for all or a lesser number of such other nominees.

The nominees for Directors, together with certain information with respect to them, are as follows:

Common Shares Owned

Year First Became

 Beneficially, Directly or

Name

Age

    A Director*

Indirectly, as of Sept. 18, 2003

Martyn A. Powell

51

2002

938,336

Robert W. O’Brien

68

2002

928,295

Dale B. Lavigne

72

1983

  55,000

Dennis M. O’Brien

42

1999

  20,000

James F. Etter

67

2002

375,000

* includes service as a director of the Company’s predecessor.

Martyn Alden Powell has been the President and a Director of the Company since February 2002.  For the past fourteen years, Mr. Powell has been employed as a Realtor in the greater Seattle area.  Since January 1999, Mr. Powell has been the President and a Director of Missouri River and Gold Gem Corporation, an inactive reporting public company founded by his father in 1983.  Missouri River is currently seeking a business acquisition or merger but is not in negotiations with any entity with regard to a potential merger or acquisition. Mr. Powell is the owner of 1,317,358 shares of Missouri River which represents approximately 26.7% of that company’s outstanding stock.  Mr. Powell purchased 27,358 shares of the company’s stock in 1987 for $0.16 per share.  In that same year he was gifted 20,000 shares from his father.  In January 1999 Mr. Powell acquired 850,000 shares from the then president and controlling shareholder of the Company for $5.00 and was gifted an additional 120,000 shares from his father.  In April 2001 Mr. Powell acquired 300,000 shares from the company at a price of $0.05 per share in a private placement pursuant to Rule 506 of Regulation D.  The company is traded on the OTC Bulletin Board under the symbol MRGG. The stock is currently trading trading at approximately $.20 per share. Mr. Powell receives no compensation for serving in the capacity of President or Director of Missouri River Gold and Gem Corporation.

From June 2001 until October 1, 2003 Mr. Powell has served as Secretary and a Director of Quad Metals Corporation, an inactive reporting public company.  Mr. Powell is the owner of 100,000 shares of Quad Metals (5.4%) for which he paid $5,000.  The shares were purchased in September 2001 in private placement pursuant to Rule 506 of Regulation D. On October 1, 2003 Quad Metals completed a share exchange with DataJungle, LTD. Pursuant to the terms of the share exchange agreement, Quad Metals issued approximately 13,000,000 shares of common stock in exchange for all of the common stock of DataJungle and the conversion of certain outstanding DataJungle debt.  DataJungle is a software company incorporated under the Canada Business Corporation Act, which develops and markets web-based, enterprise-class business intelligence software solutions that translate business data into interactive tables, charts and maps.  These solutions consist of modules of functionality that can be assembled to the specific requirements of the customer and customized to the needs of each user class within the customer's business.  The company's software extends, and is complementary to, the products of most leading vendors of business intelligence software. DataJungle's software represents a new class of business intelligence applications that leverage XML Web Services and vector graphics based delivery formats, two of the emerging trends defining the direction of business applications  Quad Metals is traded on the NASDAQ supervised OTC Bulletin Board. The stock was quoted at $1.01 as of the Close of business on October 6, 2003. Mr. Powell received no compensation for serving as an officer or director of Quad Metals.

Robert William O’Brien has been the Secretary/Treasurer and a Director of the Company since February 2002. Mr. O’Brien graduated from Gonzaga University with a B.A. degree in Economics. Since July 1996, Mr. O’Brien has been the sole owner and manager of Spokane Quotation Bureau, LLC, a company that publishes stock quotations for companies traded over-the-counter. Since June 2001 Mr. O’Brien has served as President and a Director of Quad Metals Corporation, an inactive reporting public company.  Mr. O’Brien is the owner of 341,000 shares of Quad Metals, Inc. (18.85%) for which he paid $18,000.  The shares were purchased in September 2001 in private placement pursuant to Rule 506 of Regulation D. (see the discussion of Mr. Powell’s business experience above for a description of Quad Metals business activity).  Mr. O’Brien receives no compensation for serving as an officer or director of Quad Metals. Mr. O’Brien served as the Secretary and a Director of Orbit E-Commerce, Inc., formerly New Hilarity, Inc.  New Hilarity was incorporated under the laws of the State of Idaho on February 27, 1930 for the primary purpose of exploring and the development of mining properties.  In 1993, the Company became an inactive mining company, and the Company thereupon decided to explore alternative business opportunities.  In April 1999, the Company reorganized under the laws of the State of Nevada and changed its name from Lexington Mining Company to New Hilarity, Inc. and on April 12, 2001 changed its name again to Orbit E-Commerce, Inc.  As of September 8, 2000, and pursuant to an Agreement and Plan of Reorganization dated as of August 3, 2000 by and between OECI and Orbit Canada Inc., an Ontario corporation ("Orbit"), OECI acquired Orbit as a result of which Orbit became a wholly-owned subsidiary of the Company (the "Orbit Transaction"). The Orbit Transaction resulted in a reverse take over, therefore, giving the stockholders of Orbit control of OECI. In connection with the Orbit Transaction, Mr. O’Brien and the existing Board of Directors of the Company resigned and the directors of Orbit were appointed to the Board of the Company. Mr. O’Brien received no compensation for serving as an officer or director of the company. The company is currently traded on the Over the Counter Bulletin Board under the Symbol “OECI”. Mr. O’Brien served as a Director and Secretary/Treasurer of Gold Bond Resources, Inc. from March 2000, and additionally as the Chief Executive Officer of the company from November 2001, until the acquisition of EnerTeck, Chemical Corporation in January 2003. Mr. O’Brien purchased 395,585 shares at $.005 per share in March of 2000, an additional 1,400,000 shares in October of 2000 at $.005 per share and an additional 35,000 shares at $.10 per share in October of 2001.  As of June 1, 2003, Mr. O’Brien had approximately 1,700,000 shares remaining unsold. His sales were made at an average of $.35 per share.  The stock is currently trading trading at approximately $.35 per share. Mr. O’Brien received no compensation in connection as an officer or director of Gold Bond or in connection with the acquisition of EnerTeck Chemical Corporation. Mr. O’Brien purchased 3.2 million shares of Daybreak Mines, Inc. at $.005 per share in December 2001.  The stock currently trades at $.05.

Dale Ben Lavigne has been a Director of the Company since January 1983.  Mr. Lavigne has been a director of Daybreak Mining Company for more than 30 years and has served as Daybreak’s President for more than 15 years.  Daybreak is an inactive, reporting public company.  Daybreak holds the mineral rights to approximately 340 acres in Shoshone County, Idaho.  There are no known proven or probable ore reserves on the property.  The company has not conducted active exploration activity on the property since approximately 1970 and the company is currently inactive.  Mr. Lavigne is the owner of 743,425 shares of Daybreak common stock representing approximately 4.3% of the outstanding stock.  Mr. Lavigne receives no compensation for serving as an officer or director of Daybreak. Mr. Lavigne’s prior experience with shell companies is related to mineral exploration companies which became inactive. Mr. Lavigne was a director, but not a stockholder of Idaho Montana Silver Mines at the time controlling interest was sold in February 2000. The company is now called Grant Douglas Acquisition Corp. The stock has been reverse split 1:55.

There is no current market for the stock. Mr. Lavigne received no compensation in connection with the acquisition of the company. Mr. Lavigne was a director but not a stockholder of Capitol Silver Mines Inc. Control of the Company was acquired by Internet Culinary in June 1999. The stock was subsequently reverse split 1:50. There is no current market for the stock. Mr. Lavigne received no compensation in  connection with the acquisition of the company.   Mr. Lavigne was a director of  Princeton Mining Company. In May 2001 control of the company was acquired by Lifestyle Innovations. The stock was subsequently reverse split 1:7. Mr. Lavigne owned 10,400 shares of the company which he sold for an average price of $0.60 per share. The stock is currently traded at approximately $5.45 per share. Mr. Lavigne received no Compensation in connection with the acquisition of the company. Mr. Lavigne was a director of Silver Ramona. Control of the company was acquired by Achievement Tech Holding in May 2000. The stock has been reverse split 1:3.82. The stock is currently traded at approximately $0.03 per share. Mr. Lavigne has sold no shares of the company’s stock and currently owns 22,849 shares of the company’s stock. Mr. Lavigne received no compensation in connection with the acquisition of control of the company.  Mr. Lavigne graduated from the University of Montana with a B.S. Degree in Pharmacy.  For the past 47 years Mr. Lavigne has been the Chairman and a Director of the Osburn Drug Company, Inc., a 4-store chain of drug stores in North Idaho. Mr. Lavigne is also a Director and Officer of Metropolitan Mines, Inc., a reporting publicly-held, inactive mineral exploration company.  Mr. Lavigne is the former Chairman of the First National Bank of North Idaho; a former member of the Gonzaga University Board of Regents; past President of the Silver Valley Economic Development Committee and a current member of the Governor's Task Force on Rural Idaho.

Dennis Michael O’Brien, a Certified Public Accountant, has been a Director of the Company since May 1999. Mr. O’Brien is graduated from Northern Illinois University with a B.S. degree in accounting.  Since 1990 Mr. O’Brien has been employed by the H.F. Magnuson Company in Wallace, Idaho as an accountant. Mr. O’Brien’s prior experience with shell companies is related to mineral exploration companies which subsequently became inactive. Mr. O’Brien was a director, but not a stockholder of Idaho Montana Silver Mines at the time controlling interest was sold in February 2000. The company is now called Grant Douglas Acquisition Corp. The stock has been reverse split 1:55. There is no current market for the stock. Mr. O’Brien received no compensation in connection with the acquisition of the company. Mr. O’Brien was a director but not a stockholder of Capitol Silver Mines Inc. Control of the Company was acquired by Internet Culinary in June 1999. The stock was subsequently reverse split 1:50. There is no current market for the stock. Mr. O’Brien received no compensation in  connection with the acquisition of the company.   Mr. O’Brien was a director but not a stockholder of  Princeton Mining Company. In May 2001 control of the company was acquired by Lifestyle Innovations. The stock was subsequently reverse split 1:7. The stock is currently traded at approximately $5.45 per share. Mr. O’Brien received no Compensation in connection with the acquisition of the company but was paid $2,000 to remain as a director of the company for four months after the change of control.

James Francis Etter is a Director of the Company. Mr. Etter is graduated from Gonzaga University. Mr. Etter has been retired for more than the past five years.

Compensation of Directors and Officers

During the past three fiscal years, none of the officers or directors has received any compensation directly or indirectly for service to the Company in such positions.

Board Committees

The Company does not have any standing audit or nominating or compensation committees. The entire board performs the functions of the Audit, Nominating and Compensation Committees.

Martyn A. Powell, Robert W. O’Brien, James F. Etter, Dale B. Lavigne and Dennis M. O’Brien, comprising the entire Board of Directors, performs the functions of the Audit Committee, recommends a firm of independent certified public accountants to audit the annual financial statements, discusses with the auditors and approves in advance the scope of the audit, reviews with the independent auditors their independence, the financial statements and their audit report, reviews management's administration of the system of internal accounting controls, and reviews the Company's procedures relating to business ethics. The Company does not currently have a written audit committee charter. James F. Etter, Dale B. Lavigne and Dennis M. O’Brien are deemed to be independent directors as that term is defined in Rule 4200(a)(14) of the NASD’s listing standards.

The following audit related disclosure includes (where applicable) information regarding the Company’s predecessor.

Audit Fees

The aggregate fees billed for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2002 and 2001 and the review for the financial statements included in the Company’s Forms 10Q during those fiscal years were $8,675 and $6,559 respectively.

Audit Related Fees

The Company incurred no fees during the last two fiscal years for assurance and related services by the Company’s principal accountant  that were reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees

For the fiscal years ended December 31, 2002 and 2001, the Company incurred fees for professional services rendered by the Company’s principal accountant for tax compliance, tax advice and tax planning in the amounts of $291 and $288 respectively.

All Other Fees

The Company incurred other no fees during the last two fiscal years for products and services rendered by the Company’s principal accountant.

Audit Committee Pre-approval Policies and Procedures

The Company has adopted pre-approval policies and procedures for the Audit Committee.

Board Recommendation

The Board of Directors recommends a vote FOR each nominee to the Board of Directors.

ADDITIONAL SHAREHOLDER INFORMATION

Shareholder Proposals for 20043 Annual Meeting

The Company will review shareholder proposals intended to be included in the Company’s proxy materials for the 2004 Annual Meeting of Shareholders which are received by the Company at its principal executive offices no later than June 15, 2004 (unless the date of the next annual meeting is changed by more than 30 days from the date of this year’s meeting, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials).  Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Company.  The Company will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

Other Business

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above.  However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon in the discretion of the persons acting thereunder.

By Order of the Board of Directors

/s/ Martyn A. Powell, President

PROXY

Aberdeen Idaho Mining Company

601 W. Main, Suite 1017

Spokane, WA 99201

The undersigned hereby appoints Martyn A. Powell and Robert W. O’Brien, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of Aberdeen Idaho Mining Company held on record by the undersigned on October 15, 2003 at the 2003 Annual Meeting of Shareholders to be held on December 4, 2003 or any adjournment thereof.

1.

 Change of domicile from Idaho to  Nevada  (merger with wholly-owned Nevada subsidiary)

for  []      against  []      abstain  []

2.  Election of directors:

______ for each nominee listed below

To withhold authority for proxies to vote for any nominees  listed below cross out such persons name

Martyn A. Powell

Robert W. O’Brien

Dale B. Lavigne

Dennis M. O’Brien

James F. Etter

3.  In their discretion, the proxies are authorized to vote upon such other business as may properly come  before the meeting.  yes  []      no  []

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted for each proposal.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

DATED:  __________________________

_________________________________________

Name

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.